                                                                   EXHIBIT 99.11

                         CONSENT OF CAROLYN S. CHAMBERS

    The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references to her in the Joint Proxy Statement-Prospectus of First Bank System, Inc. and U. S. Bancorp, which is part of this Registration Statement on Form S-4 of First Bank System, Inc., with respect to her being elected or appointed as a director of First Bank System, Inc. under the circumstances described therein.

                                          /s/_CAROLYN S. CHAMBERS ______________
                                          Carolyn S. Chambers

Portland, Oregon

May 7, 1997